UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2026
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INSPIRE MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38468	26-1377674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5500 Wayzata Blvd., Suite 1600
Golden Valley, Minnesota 55416
(Address of principal executive offices) (Zip Code)

(844) 672-4357
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026, the Board of Directors (the “Board”) of Inspire Medical Systems, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, appointed Michael H. Carrel to the Board, effective immediately. Mr. Carrel will serve as a Class III director for a term expiring at the Company’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified or his earlier death, disqualification, resignation or removal. In connection with the appointment of Mr. Carrel to the Board, he was also appointed to serve on the Organization and Compensation Committee and Quality, Product Supply and Technology Committee.

Mr. Carrel, age 55, has served as President, Chief Executive Officer and director of AtriCure, Inc. (NASDAQ: ATRC), a medical device company that provides solutions, treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, since November 2012. His career includes successful leadership in global organizations in healthcare and technology industries. Before joining AtriCure, Mr. Carrel was President and Chief Executive Officer of Vital Images, Inc., a publicly-traded medical imaging software company which was acquired by Toshiba Medical Systems Corporation. Prior to Vital Images, Mr. Carrel was President and CEO of Zamba Corporation, a publicly-traded technology company, and Chief Financial Officer of NextNet Wireless, Inc. Mr. Carrel served on the Board of Directors of Axonics, Inc., a publicly traded company and global leader in medical devices for incontinence therapies, from February 2019 to November 2024 (and served as Chairman of the Board beginning April 2020), before it was acquired by Boston Scientific. Mr. Carrel is also the Chair of Big Brothers Big Sisters of America and has served on the Board since 2021, and he has served on the Board of Medical Device Manufacturers Association (MDMA) since 2017 and Advamed since 2026. Mr. Carrel holds a B.S. in Accounting from Pennsylvania State University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Mr. Carrel is eligible to participate in the Company’s Non-Employee Director Compensation Policy, which provides for: (i) an annual cash retainer of $55,000 for serving on the Board, earned on a quarterly basis; (ii) an annual cash retainer of $7,500 for serving on the Organization and Compensation Committee, earned on a quarterly basis; (iii) an annual cash retainer of $7,500 for serving on the Quality, Product Supply and Technology Committee, earned on a quarterly basis (iv) an initial equity-based award of restricted stock units to acquire shares of the Company’s common stock having an aggregate fair value of $300,000 (the “Initial Award”), which award vests in substantially equal annual installments over three years following the grant date, subject to Mr. Carrel’s continued service on the Board through each such vesting date; and (iv) following each annual meeting of the Company’s stockholders, an annual equity-based of restricted stock units to acquire shares of the Company’s common stock having an aggregate fair value of $200,000, which award vests on the first anniversary of the date of grant, subject to Mr. Carrel’s continued service on the Board through such vesting date. Mr. Carrel may elect to receive any portion of his annual cash retainers in the form of shares of the Company’s common stock.

Mr. Carrel will be entitled to indemnification against certain liabilities, costs, and expenses in accordance with the Company’s standard indemnification agreement for directors and officers.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPIRE MEDICAL SYSTEMS, INC.

Date:	July 24, 2026	By:	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

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